UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

Ashland Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-211719	81-2587835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive, Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 995-3000

N/.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On January 19, 2021, Ashland Global Holdings Inc. (“Ashland”) announced that it has signed a definitive agreement to acquire the personal care business from Schülke & Mayr GmbH, a portfolio company of the global investment organization EQT. Under the terms of the agreement, Ashland will pay €262.5 million in an all-cash transaction, which is expected to be completed before the end of the June 2021 quarter, subject to customary closing conditions and required regulatory approvals.

A copy of the news release announcing the transaction is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements relating to our expectation that the proposed acquisition of Schülke & Mayr’s personal care business will be completed before the end of the June quarter and that the proposed acquisition will become immediately accretive to earnings per share. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the strategic and competitive advantages of the expected acquisition, as well as the economy and other future events or circumstances.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the proposed acquisition of Schülke & Mayr’s personal care business (including the possibility that Ashland may not complete the proposed acquisition or Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, public health crises (including the current COVID-19 pandemic) and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this report whether as a result of new information, future events or otherwise. Information on the respective websites of Ashland, EQT and Schülke & Mayr is not incorporated into or a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit (99.1)	News Release of Ashland Global Holdings Inc., dated January 19, 2021 (furnished herewith in relation to Item 7.01)

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.

Date: January 19, 2021	By:	/s/ Yvonne Winkler von Mohrenfels
Yvonne Winkler von Mohrenfels
Senior Vice President,
General Counsel and Secretary